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                                                                  EXHIBIT (23)D



                               August 19, 1994




Board of Directors
First of America Bank Corporation
211 South Rose Street
Kalamazoo, Michigan 49007


Gentlemen:

We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus/Proxy Statement contained in the Registration Statement on Form S-4 of First of America Bank Corporation ("First of America") being filed in connection with First of America's proposed acquisition of F&C Bancshares, Inc.

Very truly yours,

/s/ GERALD L. HAWKINS
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Gerald L. Hawkins
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.